UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAFECO CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington (Address of principal executive officers)	98185
(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, no par value	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of registrant’s securities to be registered.

Information with respect to the registrant’s common stock, no par value, is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus included in the registrant’s Registration Statement on Form S-3 (Registration No. 333-102298), filed with the Securities and Exchange Commission on December 30, 2002, as amended from time to time.

Item 2. Exhibits.

Not applicable.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SAFECO CORPORATION
Registrant

Date: November 28, 2006	/s/ Stephanie G. Daley-Watson
Stephanie G. Daley-Watson Vice President, Associate General Counsel and Secretary